UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On September 22, 2008, HSW International, Inc. (the “Company”) entered into an amendment to its Amended and Restated Consulting Agreement (the “Consulting Agreement”), dated as of August 23, 2006, between the Company and Jeffrey T. Arnold, the Company’s Chairman.  The amendment provides for an extension of the term of the Consulting Agreement through May 31, 2009, and as sole consideration for Mr. Arnold's service during the term, the grant to Mr. Arnold of an option to purchase an additional 350,000 shares of the Company’s Common Stock at an exercise price of $3.68 per share, which represents the price at which the Company most recently sold shares to investors, and is higher than the closing price on the date of grant.  The option vests in full on May 31, 2009, and expires on September 22, 2013.  A copy of Amendment No. 1 to the Consulting Agreement is attached hereto as Exhibit 10.14 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Description

Exhibit 10.14	Amendment No. 1 to the Amended and Restated Consulting Agreement dated
August 28, 2008, between HSW International and Jeffrey
T. Arnold (which was filed as Exhibit 10.11 to the
Form S-4 filed on March 14, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc

Date: September 23, 2008	/s/ Bradley T. Zimmer
Bradley T. Zimmer, General Counsel